Exhibit 10.3

TERMS OF LOCKUP

[TERMS NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO SUCH TERMS IN SUPPLEMENT NO. 1 TO THE SUBSCRIPTION AGREEMENT BY AND BETWEEN THE UNDERSIGNED AND MABVAX THERAPEUTICS, INC. DATED AS OF THE DATE HEREOF, AS MAY BE AMENDED OR REVISED FOLLOWING THE DATE HEREOF]

Restriction on Sales. During the period beginning on the date this lockup is implemented by the Company (provided the Principal Investor participates in the Offering) (such date, the “Initial Lockup Date”) and ending twelve (12) months after the Final Closing Date of the Offering (the “Lockup Period”), the Subscriber will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), any of the Securities, beneficially owned, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the Subscriber on the date hereof or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any of the Securities (each of the foregoing, a “Prohibited Sale”). This lockup shall apply only to the Securities purchased by the Subscriber in the Offering (including the Shares, the Preferred Shares, the Warrants, the Conversion Shares and Warrant Shares) and not to any other security of the Company otherwise beneficially owned.

Leak Out Provision. Notwithstanding the restrictions above, on or after the six (6) month anniversary of the Initial Lockup Date, the Subscriber may sell up to fifty (50%) percent of each of the Securities comprising the Units subscribed (Conversion Shares and Warrant Shares).

Permitted Transfers. Notwithstanding the foregoing, the Subscriber (and any transferee of the Subscriber) may transfer any Securities: (i) as a bona fide gift or gifts, provided that prior to such transfer the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the Subscriber or the immediate family of the Subscriber, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or (iv) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that prior to such transfer the transferee executes an agreement stating that the transferee is receiving and holding Securities subject to the provisions of this lockup. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, the foregoing shall not prohibit privately negotiated transactions, provided the transferees agree, in writing, to be bound to the terms of this lockup for the balance of the Lockup Period.

Miscellaneous. This lockup may only become a binding agreement on the Subscriber only if the Principal Investor participates in the Offering. In the event the Principal Investor does not participate in the Offering, the restrictions described in this Exhibit A to Supplement No. 1 to the Subscription Agreement shall be null and void. This lockup (and the agreements reflected herein) may be terminated by the mutual agreement of Company and the Principal Investor, and if not sooner terminated, will terminate upon the expiration date of the Lockup Period. In the event the restrictions imposed by this lockup are implemented, pursuant to the terms herein, the Subscriber hereby agrees to the Company affixing a restrictive “lock-up” legend on the Securities which shall be governed by the terms of this lockup.

FOR INDIVIDUAL SUBSCRIBERS	FOR CORPORATE, PARTNERSHIP, LLC OR TRUST SUBSCRIBERS

Name of Subscriber [Please Print]	Name of Subscriber [Please Print]

By:
Signature	Signature

Name of Joint Subscriber, if any [Please Print]

Signature	Name and Title of Authorized Signatory
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Date: